EXHIBIT 23.2


           CONSENT OF CITRIN COOPERMAN & COMPANY, LLP
                       INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 10, 1999, on our audits of the consolidated financial statements of Garan, Incorporated as of September 30, 1999 and 1998 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.



                                /s/ Citrin Cooperman & Company, LLP
                                ------------------------------------
                                CITRIN COOPERMAN & COMPANY, LLP

New York, New York
April 26, 2000